Execution Copy

AMENDMENT NO. 2 TO
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of February [__], 2012 (this “Amendment”), by and among CT LEGACY CAYMAN, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands and CT LEGACY JPM SPV, LLC, a Delaware limited liability company, as sellers (collectively, the “Sellers”), CT LEGACY ASSET, LLC, a Delaware limited liability company (the “Guarantor”) and JPMORGAN CHASE FUNDING INC., as buyer (“Buyer”).

RECITALS

WHEREAS, Sellers andBuyer have entered intothat certain Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 as amended by that certain Joinder No. 1 and Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of September 30, 2011 (as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings specified therefor in the Repurchase Agreement;

WHEREAS, Sellers and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Sellers and Buyer agree as follows:

SECTION 1.  Amendments to Repurchase Agreement.

(a)      Article 2 of the Repurchase Agreement is hereby modified by adding the following new defined term “JPMCB Purchased Assets”:

“JPMCB Purchased Assets” shall have the meaning specified in Article 10(y) of this Agreement.

(b)      Article 2 of the Repurchase Agreement is hereby modified by deleting clause (i) of the defined term “Applicable Spread” in its entirety and inserting the following in lieu thereof:

(i)      with respect to each Purchased Asset and so long as no Event of Default shall have occurred and be continuing, the incremental per annum rate of five hundred fifty (550) basis points; provided, however, that (a) such incremental per annum rate shall be increased by fifty (50) basis points if, as of June 30, 2012, the aggregate Repurchase Price of all Purchased Assets plus the aggregate repurchase price of all JPMCB Purchased Assets exceeds an amount equal to $90,000,000 and (b) such incremental per annum rate shall be increased by fifty (50) basis points if, as of December 31, 2012, the aggregate Repurchase Price of all Purchased Assets plus the aggregate repurchase price of all JPMCB Purchased Assets exceeds an amount equal to $60,000,000; and

(c)      Article 2 of the Repurchase Agreement is hereby modified by deleting the defined term “Facility Amount” in its entirety and inserting the following in lieu thereof:

“Facility  Amount” shall mean, with respect to this Agreement and the JPMCB Agreement in the aggregate, $[123,977,075].

(a)      Section 3 of the Repurchase Agreement is hereby modified by deleting the first sentence of Section 3(f) and replacing it in its entirety with the following:

On the Termination Date (including any Early Repurchase Date) for any Transaction, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Assets being repurchased and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 4 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer.Buyer shall cooperate with Seller in good faith to execute any reasonably required revocations of Redirection Letters prepared by Seller with respect to such Purchased Assets, it being understood for the avoidance of doubt that Buyer shall not have any responsibility to prepare, deliver or otherwise administer any such revocations.

(b)      Sections 9(l), (m) and (n) of the Repurchase Agreement are hereby modified by amended and restated in their entirety to read as follows:

(l) from and after December 31, 2012, and through and including June 29, 2013, permit the aggregate Repurchase Price of all Purchased Assets plus the aggregate repurchase price of all JPMCB Purchased Assets to exceed an amount equal to $100,000,000;

(m)           from and after June 30, 2013, and through and including December 30, 2013, permit the aggregate Repurchase Price of all Purchased Assets plus the aggregate repurchase price of all JPMCB Purchased Assets to exceed an amount equal to $80,000,000;

(n)           from and after December 31, 2013, and through and including December 14, 2014 (which is the day prior to the Maturity Date), permit the aggregate Repurchase Price of all Purchased Assets plus the aggregate repurchase price of all JPMCB Purchased Assets to exceed an amount equal to $40,000,000;

(c)      Article 10 of the Repurchase Agreement is hereby modified by inserting the following as new Sections 10(x) and (y):

(x)           Seller shall provide written notice to Buyer within one (1) Business Day of the receipt of any capital contributions of any kind or binding commitments thereof.

(y)           If at any time the Seller receives any capital contributions of any kind,  it shall (within three (3) Business Days of receipt) (i) make a payment of some or all of such amount to Buyer to reduce the Repurchase Price of one or more Purchased Assets and/or the repurchase price of one or more purchased assets related to the JPMCF Repurchase Agreement (the “JPMCF Purchased Assets”) and/or (ii) deliver a certification to Buyer that Seller will use all of such received capital contribution not paid pursuant to clause (i) above either to (A) make protective advances with respect to one or more Purchased Assets and/or JPMCF Purchased Assets or (B) make capital contributions in respect of CNL Hotel JV, LLC.  Payments made to Buyer pursuant to subparagraph (i) above shall be applied in the order of priority set forth in Article 4; provided, however, that the Buyer shall apply such payments to reduce the Repurchase Price of one or more Purchased Assets and/or the repurchase price of one or more JPMCF Purchased Assets in its sole and absolute discretion.

SECTION 2.  Conditions Precedent.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which (1) all the representations and warranties made by Sellers in this Amendment are true and correct and (2) Buyer shall have received:

(a)      this Amendment, executed and delivered by a duly authorized officer of each of Sellers and Buyer; and

(b)      for the account of Buyer, payment and reimbursement for all of Buyer’s corresponding costs and expenses incurred in connection with this Amendment, all prior amendments and modifications to the Repurchase Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby.

SECTION 3.  Representations and Warranties.  On and as of the date first above written, each of the Sellers hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Documents on its part to be observed or performed, (b) no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) no Seller has any, and each hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against the Buyer arising under or in respect of the Repurchase Agreement or any other Repurchase Document.  Each Seller hereby confirms and reaffirms the representations and warranties contained in the Repurchase Agreement and all of the other Repurchase Documents(unless any such representation or warranty relates solely to an earlier date, then as of such earlier date).

SECTION 4.  Binding Effect; No Partnership.  The provisions of the Repurchase Documents and this Joinder and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.

SECTION 5.  Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its respective terms; provided, however, that upon the Amendment Effective Date, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment.  Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 6.  Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS:

CT LEGACY JPM SPV, LLC, a Delaware limited liability

By:	/s/ Douglas Armer
Name: Douglas Armer
Title: Director

CT LEGACY CAYMAN, LTD., anexempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Douglas Armer
Name: Douglas Armer
Title: Director

GUARANTOR: CT LEGACY ASSET, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
Name: Douglas Armer
Title: Director

Signature Page to Amendment No. 2 to JPMCFAmended and Restated Master Repurchase Agreement

JPMORGAN CHASE FUNDING INC.., as Buyer

By:	/s/ Kunal K. Singh
Name: Kunal K. Singh
Title: Vice President

Signature Page to Amendment No. 2 to JPMCFAmended and Restated Master Repurchase Agreement